UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2024

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1625 Rockwell Avenue, Cleveland, Ohio	44114-2000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

3201 Carnegie Avenue, Cleveland, Ohio
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on January 5, 2024, Athersys, Inc. (the “Company”) and its direct and indirect subsidiaries, ABT Holding Company, Advanced Biotherapeutics, Inc., ReGenesys, LLC, and ReGenesys BVBA (collectively with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Ohio (such court, the “Court”; and such cases, the “Cases”). The Court approved the joint administration of the Cases, with the Company as the lead debtor under the caption “In re Athersys, Inc., et. al.,” in Case No. 24-10043. The Debtors continue to manage their assets as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

There has been no order confirming a plan of reorganization, arrangement, or liquidation of the Debtors’ assets in the Cases. The Company cannot be certain that holders of the Company’s common stock will receive any payment or other distribution on account of their shares in the Cases.

Item 1.01         Entry into a Material Definitive Agreement
To the extent required, the information set forth under Item 2.01 of this Current Report on Form 8-K (this “Current Report”) regarding the Asset Purchase Agreement and the Amendment is incorporated by reference into this Item 1.01.

Item 2.01         Completion of Acquisition or Disposition of Assets

As previously disclosed, on January 5, 2024, prior to the filing of the Bankruptcy Petitions, the Debtors entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with HEALIOS K.K. (the “Stalking Horse Bidder”), pursuant to which, among other things, the Debtors agreed to sell to the Stalking Horse Bidder substantially all of their assets, including but not limited to their contracts, personal property, inventory, intellectual property, intangible property, accounts receivable, permits and approvals, studies, documents, and claims (collectively, other than excluded assets, the “Purchased Assets”). The Asset Purchase Agreement provided that the aggregate consideration to be paid by the Stalking Horse Bidder for the sale of all of the Purchased Assets and the obligations of Sellers as set forth in the Asset Purchase Agreement was to be an amount equal to the sum of $2,000,000 (the “Purchase Price”), in the form of a credit bid plus the payment of any applicable cure costs for contracts approved for assumption and assignment by the Court at the closing of the transaction (the “Closing”).

Pursuant to negotiations during the Cases, on March 14, 2024, the Debtors entered into the First Amendment to the Asset Purchase Agreement (the “Amendment”) with the Stalking Horse Bidder. The Amendment increased the Purchase Price to $2,250,000.00.

The Company did not receive any other bids for the Purchased Assets pursuant to the approved bidding procedures, and the Debtors moved forward with seeking and obtaining approval of the sale of the Purchased Assets to the Stalking Horse Bidder in accordance with the Asset Purchase Agreement. On March 27, 2024, the Court entered an order approving the sale of the Purchased Assets to the Stalking Horse Bidder and the assumption and assignment of certain executory contracts. On April 3, 2024, the Debtors and the Stalking Horse Bidder completed the Closing of the sale of substantially all of the Debtors’ assets in accordance with the Asset Purchase Agreement.

The Company does not anticipate filing financial statements or pro forma financial statements for the sale of the Purchased Assets, due to the fact that the Company lacks the personnel required to do so.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. The Amendment has been filed with this Current Report to provide investors and security holders with information regarding the Amendment’s terms. The foregoing description of the Asset Purchase Agreement and the Amendment is not intended to provide any other factual information about the Stalking Horse Bidder. The representations, warranties and covenants contained in the Asset Purchase Agreement, as amended, were made only for purposes of the Asset Purchase Agreement, as amended, and as of the specific dates referenced therein, and may be subject to important limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Amendment instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Asset Purchase Agreement or the Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Asset Purchase Agreement and Amendment containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Cases, on April 1, 2024, (i) Kasey Rosado, the Company’s Interim Chief Financial Officer, was appointed as a director on the Company’s board of directors (the “Board”), and (ii) Neema Mayhugh, Joseph Nolan, Jack Wyszomierski, and Jane Wasman resigned as directors of the Board.

No new compensatory agreements were entered into with Ms. Rosado in connection with her appointment to the Board. Other than as noted above, there is no arrangement or understanding between Ms. Rosado and any other person pursuant to which she was selected as a director of the Company and there are no family relationships between Ms. Rosado and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Rosado has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01         Regulation FD Disclosure

Additional Information on the Cases

Court filings and information about the Cases can be found (i) through the Public Access to Court Electronic Records (PACER) website at https://ecf.ohnb.uscourts.gov/, (ii) by email to counsel to the Company, Nicholas M. Miller, Esq., at nmiller@mcdonaldhopkins.com, or (iii) by phone to counsel to the Company, Nicholas M. Miller, Esq., at 312-259-0473. The documents and other information available via website or elsewhere are not incorporated by reference into, and do not constitute part of, this Current Report.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language contained in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
2.1	First Amendment to the Asset Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s securities (including, without limitation, the Company’s common stock) during the pendency of the Cases is highly speculative and poses substantial risks. Trading prices (or quotations for prices) for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains statements that are, or may be deemed, “forward-looking statements.” Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. Forward-looking statements include, but are not limited to, information concerning the following: expectations regarding risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 process, the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s wind down, on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; objections to the Company’s wind down process, or other pleadings filed that could protract the Chapter 11 process; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; risks relating to the removal of the Company’s common stock from trading and quotation on the OTC Markets; the timing or amount of any distributions, if any, to the Company’s stakeholders; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; expectations regarding financial performance, strategic and operational plans, and other related matters; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. These forward-looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates, and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Any forward-looking statement speaks only as of the date of this Current Report. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and investors are cautioned not to rely upon them unduly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024
ATHERSYS, INC.

By:	/s/ Kasey Rosado
Name: Kasey Rosado Title: Interim Chief Financial Officer